STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT (the "Agreement") dated as of July 28, 1993, among ALLEGHANY CORPORATION, a Delaware corporation ("Alleghany"), THE CONTINENTAL CORPORATION, a New York corporation ("Continental"), GOLDMAN, SACHS & CO. and certain funds which Goldman, Sachs & Co. either control or of which they are general partner (together, the "GS Investors") (Continental and the GS Investors together referred to as the "URHC Stockholders"), UNDERWRITERS RE HOLDINGS CORP., a Delaware corporation ("URHC"), and UNDERWRITERS RE CORPORATION, a Delaware corporation ("URC").

                     W I T N E S S E T H:

          WHEREAS, the URHC Stockholders hold approximately 90 percent of the issued and outstanding capital stock of URHC; URHC is the owner of all of the issued and outstanding capital stock of URC; URC is the owner of all of the issued and outstanding capital stock of Underwriters Reinsurance Company, a New Hampshire insurance company ("Underwriters Reinsurance"), and URC Risk Managers, Inc., a Delaware corporation ("Risk Managers"); and Underwriters Reinsurance is the owner of all of the issued and outstanding capital stock of Commercial Underwriters Insurance Company, a California insurance company ("Commercial Underwriters");

          WHEREAS, prior to the Closing Date (as defined below), a new wholly owned subsidiary ("NHC") of URC will be organized in the State of Delaware and, as of the Closing Date, NHC will hold all of the issued and outstanding capital stock of Underwriters Reinsurance and Risk Managers (NHC, Underwriters Reinsurance, Risk Managers and Commercial Underwriters are together referred to as the "Companies");

          WHEREAS, contemporaneous with the execution hereof, Continental has entered into a Management Stock Purchase Agreement with the management stockholders of URHC in the form annexed hereto as Exhibit A (the "Management Stock Purchase Agreement"), pursuant to which such management stockholders will acquire prior to the Closing Date (as defined below) at least 633,758 shares of capital stock of NHC, which number of shares will constitute about 7 percent of the outstanding shares of capital stock of NHC, in exchange for the shares of capital stock of URHC currently owned by them and to be owned by them upon exercise of all outstanding stock options;

          WHEREAS, Alleghany desires to purchase and URC desires to sell all of the issued and outstanding capital stock of NHC to be held by URC after the closing under the Management Stock Purchase Agreement (the "Shares"), which will be 8,648,372 shares of capital stock of NHC, which number of shares will constitute about 93 percent of the outstanding capital stock of NHC, subject to adjustment to decrease such number of shares by up to 22,162 in respect of shares of NHC to be sold to any one or more of Stephen C. Kolakowski, Mark A. Bennett, Theodore A. Blundell, Denise A. Coleman, Pamela Falzone, Todd J. Hess, Michael J. Kruse, Judy Mann and Nancy Moore, such number being the number set forth on Schedule 5, as supplemented, to the Stock Purchase Related Agreement, which Schedule shall be supplemented not later than August 12, 1993; and

          WHEREAS, contemporaneous with the execution hereof, Alleghany has entered into a Stock Purchase Related Agreement with the management stockholders of URHC in the form annexed hereto as Exhibit B (the "Stock Purchase Related Agreement");

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions contained herein, the parties hereto agree as follows:

1.  PURCHASE OF SHARES AND CLOSING.

          1.1. Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), URC agrees to sell, convey, assign, transfer and deliver the Shares to Alleghany, or a subsidiary of Alleghany designated by Alleghany pursuant to Section 13.6 hereof, and Alleghany, or such subsidiary, shall acquire the Shares from URC.

          1.2. Consideration. At the Closing (as defined below), Alleghany shall pay by wire transfer to URC an amount in immediately available funds equal to Two Hundred Million, Seven Hundred Fifteen Thousand, Nine Hundred Thirty-Five Dollars ($200,715,935), subject to adjustment as hereinafter provided (the "Cash Consideration"). The Cash Consideration shall be increased by an amount equal to the product of (x) $23.50, and (y) the difference between (a) 22,162 shares and
(b) that number of shares of common stock of NHC, not exceeding 22,162 shares, which are sold to any one or more of Stephen C. Kolakowski, Mark A. Bennett, Theodore A. Blundell, Denise A. Coleman, Pamela Falzone, Todd J. Hess, Michael J. Kruse, Judy Mann and Nancy Moore, such number being the number set forth on Schedule 5, as supplemented, to the Stock Purchase Related Agreement, which Schedule shall be supplemented not later than August 12, 1993.

          1.3. Closing. The purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at such time of day and place agreed to by the parties as soon as reasonably practicable but not on the first or second business day of a week and no later than five (5) business days after satisfaction or waiver of the conditions precedent set forth herein (the "Closing Date"), or on such other date as the parties hereto agree in writing. At the Closing, (i) URC shall deliver to Alleghany a certificate or certificates representing the Shares, duly endorsed in blank or with appropriate stock powers attached, free and clear of all liens, security interests, pledges, agreements, claims, charges, options or encumbrances of any nature whatsoever (collectively, "Liens"), and (ii) Alleghany shall make payment to URC of the Cash Consideration by wire transfer to such account or accounts as designated to Alleghany by URC in the manner specified herein for delivery of notices not less than two (2) business days prior to the Closing Date.

2.  REPRESENTATIONS AND WARRANTIES OF URHC AND URC.

          Each of URHC and URC, jointly and severally, represents and warrants to Alleghany as follows:

          2.1. Title to Shares. As of the date of the organization of NHC and the issuance of shares of its capital stock to URC as provided herein (the "Organization Date"), URC will own beneficially and of record all of the issued and outstanding shares of capital stock of NHC, free and clear of all Liens except for this Agreement, the Management Stock Purchase Agreement, the Shareholders Agreement dated as of December 29, 1987, and amended as of July 6, 1988, May 29, 1991 and May 1, 1993, among URHC and the shareholders listed therein (the "Shareholders Agreement"), and the Credit Agreement dated as of November 16, 1992, among URC, the lenders named therein and First National Bank of Chicago, as agent (the "Credit Agreement"). As of the Closing Date, URC will own, beneficially and of record all of the Shares, free and clear of all Liens (subject to the granting of the Sellers Approvals, as defined below). Upon delivery of the Cash Consideration as herein provided, URC will convey good title to the Shares, free and clear of all Liens.

          2.2. Organization and Standing. Each of URHC and URC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          2.3. Consents and Approvals. The execution and delivery by each of URHC and URC of this Agreement, the performance by each of URHC and URC of its obligations hereunder, and the consummation by each of URHC and URC of the transactions contemplated hereby do not require either URHC or URC to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any third party, or any public, governmental or judicial authority except (a) as set forth on Schedule 2.3 hereto; (b) such filings made with governmental agencies such as the Securities and Exchange Commission which are (i) part of the regular disclosure obligations of URHC and URC and (ii) available as public documents; or (c) such consents, approvals, authorizations, actions, filings or notices of which the failure to obtain, make or give would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole or interfere in any material way with the ability of either URHC or URC to consummate the transactions contemplated hereby. The consents, approvals, authorizations, actions, filings and notices set forth on Schedules 2.3, 3.1 and 8.4 hereto are together referred to as the "Sellers Approvals."

          2.4. Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of URHC and URC. This Agreement constitutes a legal, valid and binding obligation of each of URHC and URC, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the charter or by-laws of URHC or URC; (ii) subject to the granting of the Sellers Approvals, conflict with or result in a breach or violation of, or default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which either URHC or URC is a party or by which any of its assets or properties is otherwise bound, which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would interfere in any material way with the ability of either URHC or URC to consummate the transactions contemplated by this Agreement; or (iii) subject to the granting of the Sellers Approvals, require URHC or URC to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any third party, or any public, governmental or judicial authority, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to either URHC or URC or any of its assets or properties, the failure to make, obtain or give or the effect of which violation, individually or in the aggregate, would interfere in any material way with the ability of either URHC or URC to consummate the transactions contemplated by this Agreement.

          2.5. Organization and Standing of NHC. As of the Organization Date and the Closing Date, NHC will be a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and will have all requisite corporate power and authority to own its properties and to carry on its business as being conducted at such dates; and NHC will be duly qualified and licensed to do business and will be in good standing in each jurisdiction where the nature of the property owned or business conducted requires such qualification or licensing.
Schedule 2.5 hereto will set forth a true and complete list as of the Closing Date of NHC and all of the entities in which NHC will have directly or indirectly at least a fifty percent equity interest (the "Subsidiaries"), their jurisdictions of incorporation and the jurisdictions in which they are qualified to do business as a foreign corporation.

          2.6. Charter and By-Laws. The forms of charter and by-laws that will be used for the organization of NHC are set forth on Schedule 2.6(a) hereto. Schedule 2.6(b) hereto is a true and complete list of the officers and directors of NHC who will be in office at the Organization Date and the Closing Date, which Schedule may be updated as of such dates subject to Section 8.15 hereof.

          2.7. Capital Stock. As of the Organization Date and the Closing Date, the authorized capital stock of NHC will consist of Ten Million (10,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), 9,282,130 shares of which will be issued and outstanding, and all of the issued and outstanding shares of Common Stock of NHC will be duly authorized, validly issued, fully paid and nonassessable. As of the Organization Date, all of the issued and outstanding shares of Common Stock of NHC will be owned by URC free and clear of all Liens except for this Agreement, the Management Stock Purchase Agreement, the Shareholders Agreement and the Credit Agreement. As of the Closing Date, all of the Shares will be owned by URC free and clear of all Liens (subject to the granting of the Sellers Approvals), and all of the remaining issued and outstanding shares of Common Stock of NHC will be owned only by the Management Stockholders as provided in the Management Stock Purchase Agreement. All of the issued and outstanding shares of the capital stock of Underwriters Reinsurance and Risk Managers are held by URC as of the date hereof, and will be held by NHC as of the Closing Date, and all of the issued and outstanding shares of the capital stock of Commercial Underwriters are held by Underwriters Reinsurance and, except as set forth on Schedule 2.7 hereto, to the knowledge of URHC or URC such shares are so held free and clear of all Liens (subject to the granting of the Sellers Approvals). No shares of capital stock of any of the Companies are held in treasury. To the knowledge of URHC or URC, all of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.7 hereto, to the knowledge of URHC or URC none of the Companies is bound by, has granted, issued or made or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of any of the Companies, nor is there any agreement providing for the amendment of the charters of any of the Companies so as to increase the amount of authorized capital stock of such corporation. Except as set forth on Schedule 2.7 hereto, to the knowledge of URHC or URC none of the Companies is a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock of any of the Companies.

          2.8. Rights, Assets and Liabilities. Immediately prior to the Closing, URHC and URC shall transfer to the Companies such rights, assets and liabilities possessed by URHC and URC as are necessary so that the Companies shall own at the Closing all of the rights, assets and liabilities owned by URHC, URC and the Companies immediately prior to such transfer, provided that the rights, assets and liabilities listed on Schedule 10.2(b)(i) hereto shall not be so transferred and the rights, assets and liabilities so transferred shall include without limitation those set forth on Schedule 10.2(b)(ii) hereto. Such transfers shall cause no diminution or impairment whatsoever of any such rights, assets or liabilities.

          2.9. Registration Statement. On or prior to the Closing Date, application will be made to the Securities and Exchange Commission for the withdrawal of the Registration Statement on Form S-1, as amended by Amendment No. 1 to Form S-1, filed with the Securities and Exchange Commission on June 15, 1993 by URHC under the Securities Act of 1933 (the "Registration Statement").

3.  REPRESENTATIONS AND WARRANTIES OF THE URHC
    STOCKHOLDERS.

          Each URHC Stockholder, severally and not jointly, represents and warrants to Alleghany as follows:

          3.1. Consents and Approvals. The execution and delivery by such URHC Stockholder of this Agreement, the performance by such URHC Stockholder of its obligations hereunder, and the consummation by such URHC Stockholder of the transactions contemplated hereby do not require such URHC Stockholder to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any third party, or any public, governmental or judicial authority except (a) as set forth on Schedule 3.1 hereto; (b) such filings made with governmental agencies such as the Securities and Exchange Commission which are (i) part of the regular disclosure obligations of such URHC Stockholder and
(ii) available as public documents; or (c) such consents, approvals, authorizations, actions, filings or notices of which the failure to obtain, make or give would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole or interfere in any material way with the ability of such URHC Stockholder to consummate the transactions contemplated hereby.

          3.2.  Transactions with URHC Stockholders.
Schedule 3.2 hereto is a true and correct list of transactions, contracts and other obligations since December 31, 1991 between any of the Companies and (i) Continental or any entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Continental, or (ii) any of the GS Investors or any of the entities in which The Goldman Group, L.P. directly or indirectly owns an equity interest of 50 percent or more (the "Goldman Subsidiaries"), (except in each case for broker, dealer or investment transactions occurring in the ordinary course of business with Goldman, Sachs & Co. or Continental Asset Management Corp. ("Ordinary Course Broker, Dealer or Investment Transactions"), market making activities by Goldman, Sachs & Co. with respect to the 15% Senior Notes Due 1997 of URC (the "Notes") and sales by Goldman, Sachs & Co. of the Notes to URC (together, the "Note Transactions")), including all such transactions involving, in each case, $60,000 or more. As of the Closing Date, none of the Companies shall have any obligations involving $60,000 or more to such URHC Stockholder or such entity, except
(x) for Ordinary Course Broker, Dealer or Investment Transactions, (y) as reflected on Schedule 3.2 hereto or
(z) pursuant to this Agreement, the Tax Sharing Agreement, the Loan Agreement or the Stock Purchase Related Agreement.

          3.3. Brokers. Except as set forth on Schedule 3.3 hereto, no agent, broker, investment banker, person or firm acting on behalf of such URHC Stockholder or under authority of such URHC Stockholder is or will be entitled to any broker's, finder's or investment banker's fee or any other commission or similar fee directly or indirectly from Alleghany or any of the Companies in connection with the negotiation of any of the transactions contemplated hereby.

4.   REPRESENTATIONS AND WARRANTIES OF CONTINENTAL.

          Continental represents and warrants to Alleghany as follows:

          4.1. Organization and Standing. Continental is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          4.2. Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Continental. This Agreement constitutes a legal, valid and binding obligation of Continental, enforceable against Continental in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the charter or by-laws of Continental; (ii) subject to the granting of the Sellers Approvals, conflict with or result in a breach or violation of, or default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which Continental is a party or by which any of its assets or properties is otherwise bound, which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would interfere in any material way with the ability of Continental to consummate the transactions contemplated by this Agreement; or (iii) subject to the granting of the Sellers Approvals, require Continental to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any third party, or any public, governmental or judicial authority, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Continental or any of its assets or properties, the failure to make, obtain or give or the effect of which violation, individually or in the aggregate, would interfere in any material way with the ability of Continental to consummate the transactions contemplated by this Agreement.

          4.3.  Reinsurance Agreements with Continental.
Each of (i) the Aggregate Excess of Loss Reinsurance Agreement dated as of January 1, 1988 between Continental Reinsurance Corporation International Limited and Underwriters Reinsurance, reinsuring losses attributable to pre-1987 business of Underwriters Reinsurance subject to an absolute limit of liability of $168,600,000, (ii) the Aggregate Excess of Loss Reinsurance Agreement dated as of January 1, 1988 between Continental Reinsurance Corporation International Limited and Underwriters Reinsurance, reinsuring losses attributable to pre-1987 business of Underwriters Reinsurance subject to an absolute limit of liability of $31,400,000 (the agreements referred to in (i) and (ii), hereinafter the "Continental Reinsurance Agreements"), (iii) the Reinsurance Guaranty dated as of January 1, 1988 between Continental and Underwriters Reinsurance, and (iv) the Trust Agreement dated as of January 1, 1988 among Continental Reinsurance Corporation International Limited, as Grantor, Underwriters Reinsurance, as Beneficiary, and Morgan Guaranty Trust Company of New York as Trustee, as amended by the First Amendment to Trust Agreement dated September 6, 1991, is in full force and effect and constitutes a legal, valid and binding obligation of Continental or its affiliates, as the case may be, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Continental Reinsurance Corporation International Limited has, as of the date hereof, provided for letters of credit totalling approximately $92 million, and a trust fund with Chemical Bank (formerly known as Manufacturers Hanover Trust Company), with a fair market value of not less than $108 million as of June 30, 1993, under the Continental Reinsurance Agreements and the Trust Agreement. None of Continental or its affiliates, as the case may be, and to Continental's knowledge no other party, is in material breach or violation of, or default under, any of the Continental Reinsurance Agreements, the Reinsurance Guaranty or the Trust Agreement, and no event has occurred which, solely with the giving of notice or the passage of time or both, would constitute a material breach, violation or default by any of Continental or its affiliates, as the case may be, or to Continental's knowledge any other party thereto, of any of the foregoing agreements.

5.   REPRESENTATIONS AND WARRANTIES OF THE GS INVESTORS.

          Each GS Investor, severally and not jointly, represents and warrants to Alleghany as follows:

          5.1. Organization and Standing. Such GS Investor is duly organized and validly existing under the laws of its state of organization, and has all requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder.

          5.2. Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of such GS Investor. This Agreement constitutes a legal, valid and binding obligation of such GS Investor, enforceable against such GS Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the partnership agreements of such GS Investor; (ii) subject to the granting of the Sellers Approvals, conflict with or result in a breach or violation of, or default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which such GS Investor is a party or by which any of its assets or properties is otherwise bound, which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would interfere in any material way with the ability of such GS Investor to consummate the transactions contemplated by this Agreement; or (iii) subject to the granting of the Sellers Approvals, require such GS Investor to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any third party, or any public, governmental or judicial authority, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to such GS Investor or any of its assets or properties, the failure to make, obtain or give or the effect of which violation, individually or in the aggregate, would interfere in any material way with the ability of such GS Investor to consummate the transactions contemplated by this Agreement.

6.   REPRESENTATIONS AND WARRANTIES OF ALLEGHANY.

          Alleghany represents and warrants to each of URHC, URC and the URHC Stockholders as follows:

          6.1. Organization and Standing. Alleghany is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          6.2.  Certificate of Incorporation and By-Laws.
The copies of the Restated Certificate of Incorporation and By-Laws of Alleghany which have heretofore been delivered to each of the URHC Stockholders are true, accurate and complete and reflect all amendments or changes in effect.

          6.3. Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Alleghany and this Agreement constitutes a legal, valid and binding obligation of Alleghany enforceable against Alleghany in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Alleghany; or (ii) subject to the granting of the qualifications, approvals and consents of third parties and regulatory authorities set forth on
Schedule 6.3 hereto (the "Alleghany Approvals"), conflict with or result in a breach or violation of, or default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which Alleghany is a party or by which its assets or properties is otherwise bound, which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would interfere in any material way with the ability of Alleghany to consummate the transactions contemplated by this Agreement; or (iii) subject to the granting of the Alleghany Approvals, require Alleghany to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any third party, or any public, governmental or judicial authority or violate any order, writ, injunction, decree, statutes, rule or regulation applicable to Alleghany or its assets or properties, the failure to make, obtain or give or the effect of which violation, individually or in the aggregate, would interfere in any material way with the ability of Alleghany to consummate the transactions contemplated by this Agreement.

          6.4.  Brokers.  No agent, broker, investment
banker, person or firm acting on behalf of Alleghany or under authority of Alleghany is or will be entitled to any broker's, finder's or investment banker's fee or any other commission or similar fee directly or indirectly from any of the URHC Stockholders in connection with the negotiation of any of the transactions contemplated hereby.

7.   CONDITIONS TO OBLIGATIONS OF ALLEGHANY.

          The obligations of Alleghany under this Agreement are subject to the satisfaction, on or before the Closing
Date, of each of the following conditions:

          7.1. Compliance with Agreement. Each of URHC, URC and the URHC Stockholders shall have performed and complied in all material respects with all the obligations required by this Agreement to be performed or complied with by each of them on or before the Closing Date, and Alleghany shall have received from each of URHC, URC and the URHC Stockholders at the Closing a certificate, dated the Closing Date, to that effect. Attached to such certificate shall be a certified copy of the resolutions of the Board of Directors of Continental, URHC and URC or a certified copy of the written consent of the GS Investors, as the case may be, in each case authorizing this Agreement and the transactions contemplated hereby.

          7.2. Representations and Warranties. The repre-sentations and warranties made by each of URHC, URC and the URHC Stockholders in Sections 2, 3, 4 and 5 of this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made at and as of such time (except for any representation and warranty made or given as of a specified date, which shall have been true and correct in all material respects as of such specified date, and except for any changes permitted by the terms hereof or consented to by Alleghany). Alleghany shall have received from each of URHC, URC and the URHC Stockholders at the Closing a certificate, dated the Closing Date, to that effect, which certificate shall specify in reasonable detail any matters to be excepted in accordance with this Section 7.2. Delivery of such certificate shall constitute a representation and warranty by each of URHC, URC and the URHC Stockholders as to the matters stated therein, but this shall not alter the provision for survival of representations and warranties set forth in
Section 12.1 hereof.

          7.3. Opinion of Counsel for URHC, URC and the URHC Stockholders. Alleghany shall have received an opinion from each of (a) Debevoise & Plimpton, special counsel for Continental, (b) the Senior Vice President, General Counsel and Secretary of Continental, (c) Sullivan & Cromwell, counsel for the GS Investors, (d) the General Counsel or an Associate General Counsel or Assistant General Counsel of Goldman, Sachs & Co., (e) Arnold & Porter, counsel for URHC and URC, (f) Buchalter, Nemer, Fields & Younger, special California counsel for URHC and URC, and (g) Roussos, Hage & Hodes, special New Hampshire counsel for URHC and URC, in each case dated the Closing Date and substantially to the effect set forth in Exhibits C, D, E, F, G, H and I hereto, respectively.

          7.4. Approvals. All Alleghany Approvals and all Sellers Approvals shall have been obtained and be in full force and effect on the Closing Date. Without limiting the generality of the foregoing, Alleghany shall have received the requisite approvals of the consummation of the purchase and sale of the Shares, and the transactions contemplated hereby, from the relevant state insurance regulatory authorities, and such approvals shall be in full force and effect, and no such approvals shall impose upon Alleghany or any of the Companies any conditions which materially adversely impair the ability of any of the Companies to conduct their business in substantially the same manner as such business is presently being conducted.

          7.5.  Absence of Certain Litigation.  On the
Closing Date (i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided or compels or would compel Alleghany to dispose of or discontinue a significant portion of the business conducted by Alleghany and its subsidiaries or of the business conducted by the Companies as a result of the consummation of the transactions contemplated hereby; and
(ii) there shall be no suit, action or other proceeding by the United States (or any agency thereof) or by any state (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated hereby or asserts the illegality of any material transaction contemplated hereby.

          7.6. Transfer Taxes. Each of URHC and URC shall have paid, or caused to be paid, all stock transfer and other transfer taxes required to be paid in connection with the sale and delivery to Alleghany of the Shares, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificate or certificates representing the Shares so sold and delivered. Each URHC Stockholder shall have paid, or caused to be paid, all stock transfer and other transfer taxes required to be paid by it in connection with the transactions contemplated by this Agreement.

          7.7. Shareholders Agreement. The Shareholders Agreement shall have been terminated in accordance with its terms, with no further force and effect upon the management stockholders who are parties to the Management Stock Purchase Agreement.

          7.8. Arrangements with Management Stockholders. The closing under the Management Stock Purchase Agreement and the closing under the Stock Purchase Related Agreement shall have occurred, and there shall have been no modification of the Management Stock Purchase Agreement other than pursuant to Section 10.2 thereof without the consent of Alleghany, and there shall be no modification of the Stock Purchase Related Agreement other than pursuant to Section 33 thereof without the consent of Continental; provided, however, that the failure of the persons listed in Section 1.2 hereof to purchase not more than one-half of the shares of Common Stock of NHC that they were obligated to purchase in the aggregate pursuant to the Management Stock Purchase Agreement shall not be deemed to be a failure of the foregoing condition.

          7.9. Tax Sharing Agreement. On or prior to the Closing Date, Continental, URHC, URC, NHC, Risk Managers, Underwriters Reinsurance and Commercial Underwriters shall have entered into a Tax Sharing Agreement, substantially in the form annexed hereto as Exhibit J (the "Tax Sharing Agreement"). The Tax Sharing Agreement shall be in full force and effect on the Closing Date and there shall have been no modification of the Tax Sharing Agreement without the consent of Alleghany.

          7.10. Loan Agreement. On or prior to the Closing Date, Continental or an affiliate of Continental and NHC shall have entered into a Loan Agreement, substantially in the form annexed hereto as Exhibit K (the "Loan Agreement").

          7.11. California Tax Election. On or prior to the Closing Date, Alleghany and URC shall have executed and delivered to URC six copies of IRS Form 8023 (marked to indicate that it applies for California tax purposes only) for filing with the Franchise Tax Board of California pursuant to the California Bank and Corporation Tax Law Sections 24451 and 23051.5(g) to treat the sale of the stock of NHC as a sale of NHC's assets, as described in Section 338(h)(10) of the Code, for California tax purposes only.

8.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF ALLEGHANY.

          In addition, the obligations of Alleghany under this Agreement are subject to the condition that all of the following representations and warranties of NHC (which shall have been given by NHC on the Closing Date) (a) which speak as of the date hereof shall be true and correct in all material respects as of the date hereof as if the defined term "Companies" includes URHC and URC and does not include NHC, and (b) which speak as of the Organization Date or the Closing Date shall be true and correct in all material respects as of the Organization Date or the Closing Date, as the case may be (except in each case for any representation and warranty which speaks as of any other date, which shall be true and correct in all material respects as of such date, and except for any changes permitted by the terms hereof or consented to by Alleghany), and Alleghany shall have received from the President and Chief Financial Officer of NHC a certificate, on behalf of NHC, dated the Closing Date, to the foregoing effect:

          8.1. Organization and Standing of the Companies. As of the date hereof (or as of the Organization Date with respect to NHC) and as of the Closing Date, each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted; and each of the Companies is duly qualified and licensed to do business and is in good standing in each jurisdiction where the nature of the property owned or business conducted requires such qualification or licensing, except for such failures to be so qualified, licensed or in good standing as would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole. As of the date hereof (or as of the Organization Date with respect to NHC) and as of the Closing Date, Schedule 8.1 hereto sets forth a true and complete list of the Companies and all of the entities in which any of the Companies has directly or indirectly at least a fifty percent equity interest (the "Subsidiaries"), their jurisdictions of incorporation and the jurisdictions in which they are qualified to do business as a foreign corporation.

          8.2. Charter and By-Laws. As of the date hereof (or as of the Organization Date with respect to NHC) and as of the Closing Date, the copies of the charter and by-laws of each of the Companies which have heretofore been delivered to Alleghany or Alleghany's counsel are true, accurate and complete and reflect all amendments or changes in effect. As of the date hereof (or as of the Organization Date with respect to NHC) and as of the Closing Date, Schedule 8.2 hereto is a true and complete list of the officers and directors of each of the Companies, which Schedule may be updated as of the Closing Date subject to Section 8.15 hereof.

          8.3. Capital Stock. As of the Organization Date and the Closing Date, the authorized capital stock of NHC will consist of Ten Million (10,000,000) shares of Common Stock, 9,282,130 shares of which will be issued and outstanding, and all of the issued and outstanding shares of Common Stock of NHC will be duly authorized, validly issued, fully paid and nonassessable. As of the Organization Date, all of the issued and outstanding shares of Common Stock of NHC will be owned by URC free and clear of all Liens except for this Agreement, the Management Stock Purchase Agreement, the Shareholders Agreement and the Credit Agreement. As of the Closing Date, all of the Shares will be owned by URC free and clear of all Liens (subject to the granting of the Sellers Approvals). All of the issued and outstanding shares of the capital stock of Underwriters Reinsurance and Risk Managers are held by URC as of the date hereof, and will be held by NHC as of the Closing Date, and all of the issued and outstanding shares of the capital stock of Commercial Underwriters are held by Underwriters Reinsurance, in each case, except as set forth on Schedule 2.7 hereto, free and clear of all Liens (subject to the granting of the Sellers Approvals). No shares of capital stock of any of the Companies are held in treasury. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.7 hereto, none of the Companies is bound by, has granted, issued or made or agreed to grant, issue or make any warrants, options, subscription rights or any other commit-ments of any character relating to the issued or unissued shares of capital stock of any of the Companies, nor is there any agreement providing for the amendment of the charters of any of the Companies so as to increase the amount of authorized capital stock of such corporation. Except as set forth on Schedule 2.7 hereto, none of the Companies is a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock of any of the Companies.

          8.4. Authority. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the charters or by-laws of the Companies; (ii) subject to the granting of the Sellers Approvals, conflict with or result in a breach or violation of, or default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instru-ment or restriction of any kind to which any of the Companies is a party or by which any of their respective assets or properties is otherwise bound, which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would have a material adverse effect upon the business, financial condition or results of operations of the Companies taken as a whole or interfere in any material way with the ability of any of URHC, URC or Continental to consummate the transactions contemplated by this Agreement; or (iii) subject to the granting of the Sellers Approvals, require any of the Companies to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any third party, or any public, governmental or judicial authority (such consents, approvals, authorizations, actions, filings and notices required on the part of the Companies are set forth on Schedule 8.4 hereto), or violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of URHC, URC or the Companies or any of their assets or properties, the failure to make, obtain or give or the effect of which violation, individually or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole or interfere in any material way with the ability of any of URHC, URC or Continental to consummate the transactions contemplated by this Agreement.

          8.5.  Compliance.  Except as set forth on Schedule
8.5 hereto, (a) none of the Companies is in violation of any applicable order, judgment, injunction, award or decree, the violation of which would have a material adverse effect upon the business, financial condition or results of operations of the Companies taken as a whole, and (b) none of the Companies has received written notice that any such violation is being alleged. Except as set forth on Schedule 8.5 hereto, none of the Companies is in violation of any federal, state and local laws, regulations, ordinances and governmental requirements applicable to the operation of its business, the violation of which would have a material adverse effect upon the business, financial condition or results of operations of the Companies taken as a whole, and none of the Companies has received written notice that any such violation is being alleged.
Schedule 8.5 hereto is a true and complete list of the jurisdictions in which each of the Companies is licensed and authorized to engage in insurance and reinsurance or other business and the lines of insurance or types of business it is licensed to write or engage in in each such jurisdiction, which Schedule may be updated as of the Closing Date provided that the number of jurisdictions listed for each of the Companies in the updated Schedule is not materially fewer than listed in the Schedule as of the date hereof. Except as set forth on Schedule 8.5 hereto, all such licenses are valid and in full force and effect, except for such failures to be valid or in full force and effect which would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole. Each of the Companies conducts no insurance or reinsurance or other business in any other jurisdiction nor writes any line of insurance or engages in any type of business other than those for which it is currently licensed in any jurisdiction, except where the failure to be so licensed would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole.
Schedule 8.5 hereto is a true and complete list of all the jurisdictions in which each of the Companies, within the last five years, had its license or other qualification to conduct an insurance business revoked, restricted or suspended (voluntarily or involuntarily) or, to the knowledge of NHC received any threat of action to revoke, restrict or suspend such license or qualification. Also set forth on Schedule
8.5 are the jurisdictions in which each of the Companies within the last five years has been involved in a proceeding to revoke, restrict or suspend its license or other qualification, or in which there is any proceeding pending to revoke, restrict or suspend such license or qualification. A copy of the report relating to the last completed insurance regulatory examination and audit of Underwriters Reinsurance and Commercial Underwriters, if any, has heretofore been delivered to Alleghany or Alleghany's counsel. Except for generally applicable legal requirements and as set forth on Schedules 2.3, 3.1, 8.4 and 8.5 hereto, there are no agree-ments or understandings between any of the URHC Stockholders or any of the Companies and any regulatory authority concerning the payment of dividends by the Companies or the maintenance of any reserves.

          8.6.  Financial Statements.

          (a)  GAAP Financial Statements.

         (i) The audited consolidated balance sheet of URHC and its subsidiaries as of December 31, 1992 and 1991 and the related audited consolidated statements of income, stockholders' equity and cash flows for each of the years then ended (the "Annual Financial Statements"), which heretofore have been delivered to Alleghany or Alleghany's counsel, present fairly the consolidated financial position and results of the operations of URHC and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated in such financial statements.

        (ii) The unaudited consolidated balance sheet of URHC and its subsidiaries as of March 31, 1993 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the respective three months then ended (the "March Financial Statements"), which heretofore have been delivered to Alleghany or Alleghany's counsel, present fairly (subject to normal, recurring year-end adjustments) the consolidated financial position and results of operations of URHC and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements (except as may otherwise be specifically indicated in the notes thereto, and except that footnote presentation is as permitted by Form 10-Q of the Securities and Exchange Commission).

       (iii) The unaudited consolidated balance sheet of URHC and its subsidiaries as of June 30, 1993 and the related consolidated unaudited statements of income, stockholders' equity and cash flows for the respective six months then ended, which will be prepared and delivered to Alleghany or Alleghany's counsel prior to the Closing Date, will present fairly (subject to normal, recurring year-end adjustments) the financial position and results of operations of URHC and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements (except as may otherwise be specifically indicated in the notes thereto, and except that footnote presentation is as permitted by Form 10-Q of the Securities and Exchange
Commission).

          (b)  Statutory Financial Statements.

          (i) All Annual Convention Statements required to be filed since December 31, 1987 and the Quarterly Convention Statements required to be filed during the period January 1, 1993 to the date hereof with any insurance regulatory agencies by Underwriters Reinsurance and Commercial Underwriters have been duly filed. Such Annual Convention Statements for the fiscal years ended December 31, 1992 and 1991 and such Quarterly Convention Statements for the period ending March 31, 1993 (including the financial statements on a statutory basis and the accompanying exhibits and schedules), which have heretofore been delivered to Alleghany or Alleghany's counsel, were prepared in accordance with accounting practices prescribed or permitted for insurance companies by state regulatory authorities, applied on a consistent basis throughout such period except as otherwise stated therein, and present fairly, in accordance with such practices, the statutory financial position as at the date of, and the result of its operations for the period covered by, such Annual or Quarterly Convention Statements. Other than as may be reflected in the Quarterly Convention Statements for the three months ending March 31, 1993, there has not been any material adverse change in the statutory condition of Underwriters Reinsurance and Commercial Underwriters taken as a whole since the date of the Annual Convention Statements for the fiscal year ended December 31, 1992.

          (ii) As soon as reasonably practicable after they become available, URC shall have caused Underwriters Reinsurance to furnish to Alleghany the Quarterly Convention Statements of Underwriters Reinsurance and Commercial Underwriters for all interim quarterly periods subsequent to March 31, 1993 and prior to the Closing Date. The Quarterly Convention Statements referred to above required to be filed with any insurance regulatory agencies shall have been duly filed. Such Quarterly Convention Statements (including the financial statements on a statutory basis and the accompanying exhibits and schedules) will have been prepared in accordance with accounting practices prescribed or permitted for insurance companies by state regulatory authorities, applied on a consistent basis throughout such period except as otherwise stated therein, and will have presented fairly in accordance with such practices the statutory financial position of Underwriters Reinsurance and Commercial Underwriters as at the date of, and the result of its operations for the period covered by, such Quarterly Convention Statements.

          8.7.  Investments and Other Assets.

          (a) Schedule 8.7 hereto is a true and complete list of all investments in (and the custodial location of) bonds, stocks and other securities ("Investments") owned by any of the Companies, other than shares of capital stock of any of the Companies held by any of the other Companies, as of the last day of the month immediately preceding the month hereof, all of which Investments comply in all material respects with applicable insurance laws and regulations, which Schedule may be updated as of the Closing Date to reflect transactions consistent with the Investment Objectives set forth on Schedule 8.7 hereto. All Investments of each of Underwriters Reinsurance and Commercial Underwriters are admitted assets under applicable insurance laws and regulations and statutory accounting practices, except to the extent that failure to be admitted assets would not have a material adverse effect on the business, financial condition or results of operations of Underwriters Reinsurance and Commercial Underwriters taken as a whole. Except as disclosed on Schedule 8.7 hereto, each of the Companies has good and marketable title to all its Investments listed on Schedule 8.7 hereto or acquired in the ordinary course of business since the last day of the month immediately preceding the month hereof other than with respect to those Investments which have been disposed of in the ordinary course of business since such date, free and clear of all Liens except for Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in accordance with generally accepted accounting principles.

          (b) None of the Companies has received written notice that any of the Investments listed on Schedule 8.7 hereto or acquired in the ordinary course of business since the last day of the month immediately preceding the month hereof is currently in default in the payment of principal or interest.

          (c) Except as set forth on Schedule 8.7 hereto, since March 31, 1993, except as required by agreements in effect on March 31, 1993 and other than workouts, extensions or enforcement of security interests on Investments owned on March 31, 1993, none of the Companies has (i) purchased or otherwise invested in or committed to purchase or otherwise invest in any interest in real property (including without limitation any extension of credit secured by a mortgage or deed of trust on real property, but excluding instruments of a type commonly known as mortgage-backed securities), (ii) purchased or otherwise invested in or committed to purchase or otherwise invest in bonds, notes, debentures or other evidence of indebtedness rated lower than "Aa" by Moody's Investors Service Inc. or "AA" by Standard & Poor's Corporation at the time of purchase or the equivalent commercial paper ratings by such rating agencies, (iii) entered into any agreement or commitment with respect to the purchase or other acquisition, sale or other disposition or allocation of any Investment with any Affiliate (as defined in Section 8.18 hereof) or (iv) entered into any agreement or commitment with respect to any foreign investments. None of the Companies owns any real property which is material to the business of any of the Companies.

          (d) Schedule 8.7 hereto sets forth a true and complete list of all of the assets of the Companies that are material to the business of the Companies taken as a whole other than the Investments, the shares of capital stock of any of the Companies held by any of the other Companies and rights of the Companies under the contracts set forth on
Schedule 8.9 hereto. All such assets, and all of the rights of the Companies under the contracts set forth on Schedule
8.9 hereto, are owned free and clear of all Liens except those Liens that do not materially adversely affect the value of the assets or rights of the Companies taken as a whole. All reinsurance letters of credit and trust funds listed on Schedule F-Part 2A-Section 1 of the Annual Convention Statements for the fiscal year ended December 31, 1992 of each of Underwriters Reinsurance and Commercial Underwriters are in full force and effect and comply with requirements set by state insurance regulatory authorities to obtain reinsurance credit therefor, except for such failures to be in full force and effect or to comply which would not have a material adverse effect on the business, financial condition or results of operations of Underwriters Reinsurance and Commercial Underwriters taken as a whole.

          8.8. Intangible Property. The Companies own, have registered or have valid rights to use such trademarks, service marks, trade names and copyrights as are material to the business of the Companies taken as a whole. None of the Companies has received written notice that any of them is infringing any such trademarks, service marks, trade names, copyright or any application pending therefor. Each of the Companies has valid rights, title to or interest in the trade secrets and other proprietary rights that are material to the businesses of the Companies taken as a whole.

          8.9. Contracts and Commitments. Except as set forth on Schedule 8.9 hereto, none of the Companies is a party to any written or oral:

          (a) contracts or commitments (including, without limitation, reinsurance and retrocession agreements and treaties with any person and agreements with, and undertakings or commitments to, any governmental or regulatory authority) materially affecting the business of the Companies taken as a whole;

          (b) retrocession agreements for business ceded by any of the Companies that do not qualify as risk transfer in the Annual Financial Statements or the statutory financial statements set forth in the Annual Convention Statements; i.e., surplus relief contracts or treaties, or assumption reinsurance agreements which provide for the transfer and novation of contracts of insurance;

          (c) contracts or agreements containing covenants limiting the freedom of any of the Companies in any material respect to engage in any line of business in any geographic area or to compete with any person;

          (d)  employment contracts, including without
limitation contracts to employ executive officers and other contracts with officers or directors of any of the Companies, which cannot be terminated by any of the Companies upon notice of sixty days or less without penalty or premium and involve annual salary in excess of $50,000 individually; or

          (e) leases which are material to the Companies taken as a whole.

          None of the Companies is (and to the knowledge of NHC no other party is) in breach or violation of, or default under, any of such contracts, commitments or agreements and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a breach, violation or default by any of the Companies (or to the knowledge of NHC of any other party thereto) of any of such contracts, commitments or agreements, except for such breaches, violations, defaults and events which would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole.

          8.10. Accounting Practices. Except as set forth on Schedule 8.10 hereto and except for changes disclosed in Quarterly Convention Statements or the March Financial Statements, since December 31, 1992, none of the Companies has made any change in its accounting policies or any material change in accounting methods or practices, including, without limitation, the establishment of reserves for unearned premiums, losses (including incurred but not reported losses) and loss adjustment expenses, or made any change in depreciation or amortization policies or rates adopted by it, except as required by law, generally accepted accounting principles or statutory accounting practices prescribed or permitted by state regulatory authorities.

          8.11. Litigation. As of the date hereof, except as set forth on Schedule 8.11 hereto, there are no actions, suits, proceedings, claims, investigations or examinations pending or to the knowledge of NHC threatened against any of the Companies or any of their respective businesses, properties, assets, or securities, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, having jurisdiction or before any private arbitration panel (the "Actions") which, if adversely determined, would result in a judgment of more than $500,000 or which would have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole. As of the Closing Date, except as set forth on Schedule 8.11 hereto, there are no Actions which in the reasonable judgment of outside counsel for Alleghany (which shall be in writing and delivered to the parties hereto) are likely to be adversely determined and, if adversely determined, would result in a judgment of more than Five Million Dollars ($5,000,000) liability to the Company or which would have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole.

          8.12.  Tax Matters.

          (a)  Except as disclosed on Schedule 8.12(a)
hereto, the Companies have duly and timely filed (either separately or on a consolidated or combined basis) with the appropriate government agencies, all material returns, declarations, reports, information returns, statements or extensions relating to Taxes (as hereinafter defined), including any schedule or attachment thereto or any amendment thereof (the "Tax Returns"), and the Tax Returns are true, correct and complete in all material respects.
The term "Taxes", as used in this Agreement, shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, real property transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

          (b)  Except as disclosed on Schedule 8.12(b)
hereto, all material Taxes of the Companies for all periods ending on the Closing Date have been (i) properly and fully paid to the extent due and payable, and (ii) withheld and paid over or deposited in the case of any Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, stockholder, claimant, creditor or other party. Except as disclosed on
Schedule 8.12(b) hereto, there are no Liens on any of the assets of the Companies that arose in connection with any failure (or alleged failure) to pay any Taxes except for Liens which would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole. Except as disclosed on
Schedule 8.12(b) hereto, none of the Companies has requested any extension of time within which to pay any material Taxes or file any material Tax Returns except to the extent that such Taxes will have been paid or such Tax Returns will have been filed by the Closing Date. Except as disclosed on
Schedule 8.12(b) hereto, there is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any material Tax deficiency against the Companies. Except as disclosed on Schedule 8.12(b) hereto, there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to any of the Companies with regard to any Taxes, nor is any claim for additional Taxes or assessment of Taxes threatened or asserted in writing by any tax authority, except, in each case, for such actions, suits, proceedings, investigations, audits or claims that could not result in payment of an amount of Taxes that would have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole. All applicable limitation periods for the assessment of any Taxes against the Companies or against any corporation or other entity included in a federal, state or local consolidated or combined income tax return filed by or otherwise including any of the Companies for all taxable periods ending on or before December 31, 1986, have closed or expired.

          (c) The federal and state income and premium Tax Returns of, or which include, the Companies have not been examined by the Internal Revenue Service or other taxing au-thority having the responsibility for auditing such Tax Returns for all periods beginning after the Companies' taxable year ending December 31, 1987. Alleghany has been provided with true and complete copies of all federal, state and local income tax returns constituting part of the Tax Returns which relate to the conduct of the businesses of the Companies, as well as any correspondence and agreements with the Internal Revenue Service or such other similar taxing authority having the responsibility for auditing any such income tax returns for the jurisdictions in which such returns are filed for all periods for which assessments are not barred by operation of the relevant statute of limitations. The representations and warranties contained in this paragraph (c) and all but the second sentence of paragraph (b) of this Section 8.12 shall not apply with respect to the federal income Taxes and the federal income Tax Returns of any consolidated group of which any of the Companies was a member prior to December 31, 1987.

          (d)  Except as set forth on Schedule 8.12(d)
hereto, (i) each of the Companies has disclosed on its federal income Tax Returns all positions required to be disclosed by it under Section 6662 of the Internal Revenue Code of 1986, as amended (the "Code"), except for such positions that, if successfully challenged by the Internal Revenue Service, could not result in payment of an amount of Taxes that would have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole; and (ii) none of the Companies has any liability for the Taxes of any other person (other than another of the Companies) under Section 1.1502-6 of the Treasury Regulations, any similar provision of state, local or foreign law.

          8.13. Employee Benefit Plans. (a) Schedule 8.13 hereto sets forth a true and complete list of all employee benefit plans, agreements, arrangements, funds, and programs (including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (i) which are sponsored, maintained or contributed to by any of the Companies for the benefit of current or former employees or directors of any of the Companies or (ii) with respect to which any of the Companies has any liability, whether direct or indirect, actual or contingent (individually, a "Benefit Plan" and collectively, the "Benefit Plans"). Except as set forth on Schedule 8.13 hereto, no other employee benefit plan, agreement, arrangement, fund or program sponsored or maintained by any entity currently or formerly affiliated under Section 414 of the Code or Section 4001 of ERISA with any of the Companies provides benefits to current or former employees or directors of any of the Companies.

          (b)  With respect to each Benefit Plan, the
Companies have delivered to Alleghany copies of (i) all Benefit Plan documents, including summary plan descriptions and material employee communications; (ii) the two most recent annual reports (Form 5500 series, including all schedules and attachments); (iii) the two most recent annual and periodic accountings of plan assets, if applicable; (iv) the two most recent actuarial valuations, if applicable; and
(v) the most recent determination letter received from the Internal Revenue Service.

          (c) With respect to each Benefit Plan, (i) such Benefit Plan has been administered in compliance in all material respects with its terms and all applicable laws;
(ii) no material actions, suits or claims are pending or threatened in respect thereof; (iii) if such Benefit Plan is intended to qualify under Section 401(a) or 403(a) of the Code, (A) such Benefit Plan so qualifies, (B) such Benefit Plan has received from the Internal Revenue Service a favorable determination letter covering the Benefit Plan as originally adopted, and as amended by certain amendments thereto; and (C) such Benefit Plan's qualified status is protected with respect to subsequent amendments thereto that are not covered by the determination letter because such amendments may be (and will be) corrected or augmented, as necessary, within the remedial amendment period under
Section 401(b) of the Code, which period extends beyond the Closing Date; (iv) no fiduciary breaches or prohibited transactions have occurred which would subject the Companies to material liability under Title I of ERISA or Section 4975 of the Code; (v) all contributions thereto have been timely made or reflected on the consolidated financial statements of the Companies; (vi) all unpaid liabilities with respect thereto have been fully reflected on the consolidated financial statements of Underwriters Re and its subsidiaries; and (vii) the assets of such Benefit Plan, if a "pension plan" within the meaning of Section 3(2) of ERISA, are not currently invested in any insurance or annuity contract issued by an insurance company that is not rated "A++(Superior)" in claims paying ability by A.M. Best Company, Inc.

          (d) Each Benefit Plan which is subject to Section 302 of ERISA or Section 412 of the Code (i) has no "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived; (ii) uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are permissible and reasonable, both individually and in the aggregate; and (iii) as of the last day of the most recent plan year ended prior to the date hereof, based on such assumptions, had assets the fair market value of which were at least equal to the present value of all benefit liabilities within the meaning of Section 4001(a)(16) of ERISA.

          (e) With respect to each Benefit Plan which is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA): (i) the trust relating thereto, if any, satisfies the requirements of Section 501(c)(9) of the Code; (ii) such Benefit Plan has been administered in compliance in all material respects with all requirements imposed under
Section 4980B of the Code and Sections 601-608 of ERISA; and
(iii) except as set forth on Schedule 8.13 hereto, no such Benefit Plan provides health or death benefits to any individual beyond his retirement or other termination of employment (other than statutorily mandated continuation coverage or conversion rights to individual coverage).

          (f) No Benefit Plan is a "multiemployer plan" as defined in Section 3(37) or 4001 of ERISA or a "multiple employer plan" within the meaning of Section 413(c) of the Code or Section 4064 of ERISA and none of the Companies has any liability or obligation, whether actual or contingent, with respect to such a multiemployer plan or a multiple employer plan.

          (g) Other than as permitted under the Management Stock Purchase Agreement and other than the acceleration of the vesting and the payment of the stock appreciation rights granted under the Five Year Stock Equivalent Plan of UHRC, the consummation of the transactions contemplated herein shall not entitle any current or former employee of any of the Companies to severance pay, or accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.
No payment under any Benefit Plan would fail to be deductible because of Section 280G of the Code.

          8.14.  Agencies, Powers of Attorney, etc.

         (i) Schedule 8.14 hereto is a true and complete list as of a current date of the names and addresses of each agency of any of the Companies that has any authority to bind any of them to issue an insurance policy, with a general description of the type of agency or binding authority granted, which Schedule may be updated as of the Closing Date provided that any changes in the updated Schedule will not have a material adverse effect on the ability of Commercial Underwriters to conduct its business as now being conducted.

        (ii)   The Companies have made available to
Alleghany copies of all forms of agreements or other instruments granting any powers of attorney, agency or binding authority, including all current form agency contracts, of each of the Companies.

          8.15. Employees. Schedule 8.15 hereto is a true and complete list of all employees of each of the Companies whose annual salary exceeds $50,000, the current salary of each such employee (which information may be updated as of the Closing Date subject to the other provisions of this
Section 8.15), the salaries, incentive awards, bonuses and other compensation paid to each such employee for the year ended December 31, 1992 (shown separately), and whether any such employee has a written employment agreement with any of the Companies. All such employment agreements will continue in full force and effect after the Closing, except for the modifications set forth on Schedule 10.1(b)(i) hereto, without triggering any severance payments or other penalties. The employees of the Companies listed on
Schedule 8.15(a) hereto are actively employed by the Companies and have not given notice of termination or resignation. Except as set forth on Schedule 8.15 hereto (which information may be updated as of the Closing Date subject to the other provisions of this Section 8.15), since December 31, 1992, none of the Companies has terminated or experienced the resignation of any employee whose annual salary exceeded $50,000. There are no collective bargaining agreements relating to any employees of any of the Companies. Within the last two years none of the Companies has experienced any material work stoppage or union recognition efforts, or has been the subject of any collective bargaining or a party to any collective bargaining agreement.

          8.16. Insurance. Schedule 8.16 hereto sets forth a true and complete list of all policies of insurance (excluding retrocession agreements and similar agreements) maintained by each of the Companies with respect to their respective properties and the conduct of their respective businesses, showing the subject matter, the beneficiary and the amount of coverage for each policy, which Schedule may be updated as of the Closing Date provided that coverage and premiums continue to be substantially similar to those reflected in the Schedule as of the date hereof. Other than life insurance policies, the insurance coverage provided by such policies of insurance in force is reasonably adequate for the conduct of the business conducted by each of the Companies in accordance with sound business practices.

          8.17.  Brokers.  Except as set forth on Schedule
8.17 hereto, no agent, broker, investment banker, person or firm acting on behalf of any of the Companies or under authority of any of them is or will be entitled to any broker's, finder's or investment banker's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the negotiation of any of the transactions contemplated hereby.

          8.18.  Transactions with Affiliates.  Schedule
8.18 hereto is a true and correct list of transactions, contracts and other obligations (other than payments of salary, bonus, employee benefits and other employee-related expense reimbursements paid to employees of any of the Companies) since December 31, 1991 between any one of the Companies and (i) any stockholders, directors, officers, employees or agents of any of the Companies; (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any of the persons listed in clause (i) hereof (except, with respect to the GS Investors, this clause (ii) shall apply only to the Goldman Subsidiaries); or (iii) any member of the immediate family (as defined in Rule 16a-1(e) of the Securities and Exchange Commission) of any of the persons listed in clause (i) hereof (the persons referred to in clauses (ii) and (iii) hereof are together referred to as the "Affiliates"), (except in each case for Ordinary Course Broker, Dealer or Investment Transactions and the Note Transactions), including all such transactions involving, in each case, $60,000 or more. As of the Closing Date, none of the Companies shall have any obligations involving $60,000 or more to URHC, URC, any of the stockholders, directors, officers, employees or agents of either URHC or URC, or any of their respective Affiliates, except (x) for Ordinary Course Broker, Dealer or Investment Transactions, (y) as reflected on Schedule 8.18 hereto or
(z) pursuant to this Agreement, the Tax Sharing Agreement, the Loan Agreement or the Stock Purchase Related Agreement.


          8.19. Regulatory Filings. Except with respect to Taxes and Benefit Plans, which are subject to the provisions of Sections 8.12 and 8.13, respectively, each of the Companies has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any governmental or regulatory agency, except where failure to so file would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole, and except (i) those with respect to which the imposition, levy or collection of all fines, penalties, assessments, taxes, forfeitures, money judgments or sanctions of any type are barred by statute of limitations, and (ii) as otherwise agreed to in writing by the applicable governmental or regulatory agency. Except as indicated on Schedule 8.19 hereto, (x) all such registrations, filings and submissions were in compliance with applicable law when filed, and (y) no deficiencies have been asserted by any such governmental or regulatory agency with respect to such registrations, filings or submissions that have not been satisfied, except for such failure to comply and deficiencies which would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole.

          8.20. Registration Statement. A copy of the Registration Statement has been furnished to Alleghany. As of its filing date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made with respect to the matters set forth on Schedule 8.20 hereto to the extent such matters were not described in the Registration Statement, or with respect to the accounting treatment for funded covers as reflected in the Registration Statement to the extent that such treatment is inconsistent with the accounting treatment therefor referred to in Note 1 to the Annual Financial Statements and reflected in the Annual Financial Statements.

          8.21. Reserves. Except for any action taken pursuant to Section 10.1(j) hereof, the insurance reserving practices and policies of any of the Companies have not changed in any material respect since December 31, 1992, and the results of the application of such practices and policies are reflected in the Convention Statements, it being understood that for this purpose any change in reserves resulting from the change in accounting policy described in Note 1 to the Annual Financial Statements shall not be deemed a change in reserving practices or policies. All information in the possession of any of the Companies and requested by Alleghany with reasonable specificity that is material to an evaluation of the adequacy of the loss reserves (including, without limitation, incurred but not reported reserves), loss adjustment expense reserves and unearned premium reserves of the Companies as of December 31, 1992 has been made available to Alleghany.

          8.22.  Absence of Bank or Savings and Loan Status.
None of the Companies (a) is an "insured bank" or is eligible for federal deposit insurance within the meaning of the Federal Deposit Insurance Act, as amended; (b) is a "savings association" for purposes of the Regulations for Savings and Loan Holding Companies, 12 CFR Section 583-584 and the Regulations for the Acquisition of Control of Savings Associations, 12 CFR Section 574; (c) accepts deposits within the meaning of 12 U.S.C. Section 378; (d) is a "bank" or a "bank holding company"; (e) owns or "controls" 5 percent or more of the voting securities of a "bank" or "bank holding company," as such terms are defined in the Bank Holding
Company Act of 1956, as amended, and the regulations promulgated thereunder; (f) is regulated as a bank under the laws or regulations of its jurisdiction of incorporation;
(g) is a "savings and loan holding company"; (h) "controls" any "savings association," as such terms are defined in 12
CFR Section 574 and 583; (i) has acquired by purchase or otherwise, or retains, more than 5 percent of the voting stock or shares of a "savings association" or "savings and loan holding company," as such terms are defined in 12 CFR
Section 583; or (j) is regulated as a savings and loan institution under the laws or regulations of its jurisdiction of incorporation.

          8.23. No Material Adverse Change. Since December 31, 1992, there has not been any material adverse change in the business, financial condition or results of operations of the Companies taken as a whole as reflected in the Annual Financial Statements as of December 31, 1992, whether or not arising from transactions in the ordinary course of business.

          8.24. No Dividends. Except as set forth in the Registration Statement or on Schedule 8.24 hereto, and except as permitted by Section 10.1(b)(iv) hereof, since December 31, 1992, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of any of the Companies or any direct or indirect redemption, purchase or other acquisition by any of the Companies of any such stock; or except as required pursuant to Section 10.2(b) hereof, since December 31, 1992, there has not been any sale, assignment, transfer or other disposition of any Investment other than in the ordinary course of business and consistent with the Investment Objectives set forth on Schedule 8.7 hereto, or any amendment, termination or waiver of any right of substantial value belonging to or held by any of the Companies.

9.   CONDITIONS TO OBLIGATIONS OF URHC, URC AND THE URHC
     STOCKHOLDERS.

          The obligations of URHC, URC and the URHC
Stockholders under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

          9.1. Compliance with Agreement. Alleghany shall have performed and complied in all material respects with all the obligations required by this Agreement to be performed or complied with by it on or before the Closing
Date, and each of URHC, URC and the URHC Stockholders shall have received from Alleghany at the Closing a certificate, dated the Closing Date, to that effect. Attached to such certificate shall be a certified copy of the resolutions of the Board of Directors of Alleghany authorizing this Agreement and the transactions contemplated hereby.

          9.2. Representations and Warranties. The repre-sentations and warranties made by Alleghany in Section 6 of this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made at and as of such time (except for any representation and warranty made or given as of a specified date, which shall have been true and correct in all material respects as of such specified date, and except for any changes permitted by the terms hereof or consented to by each of URHC, URC and the URHC Stockholders). Each of the URHC Stockholders shall have received from Alleghany at the Closing a certificate, dated the Closing Date, to that effect, which certificate shall specify in reasonable detail any matters to be excepted in accordance with this Section 9.2. Delivery of such certificate shall constitute a representation and warranty by Alleghany as to the matters stated therein, but this shall not alter the provision for survival of representations and warranties set forth in Section 12.1 hereof.

          9.3.  Opinion of Counsel for Alleghany.  Each of
URHC, URC and the URHC Stockholders shall have received an opinion from Messrs. Donovan Leisure Newton & Irvine, counsel for Alleghany, dated the Closing Date substantially to the effect set forth in Exhibit L hereto.

          9.4.  Approvals.  All Alleghany Approvals and
Sellers Approvals shall have been obtained and be in full force and effect on the Closing Date.

          9.5.  Absence of Certain Litigation.  On the
Closing Date (i) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided or compels or would compel Alleghany to dispose of or discontinue a significant portion of the business conducted by Alleghany and its subsidiaries or of the business conducted by the Companies as a result of the consummation of the transactions contemplated hereby; and (ii) there shall be no suit, action or other proceeding by the United States (or any agency thereof) or by any state (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated hereby or asserts the illegality of any material transaction contemplated hereby.

          9.6. Transfer Taxes. Alleghany shall have filed, independently or jointly with each of URHC, URC and the URHC Stockholder, as the law requires, all real property and other transfer tax filings required to be filed by or with the cooperation of Alleghany in connection with the sale and delivery to Alleghany of the Shares.

          9.7. Arrangements with Management Stockholders. The closing under the Management Stock Purchase Agreement and the closing under the Stock Purchase Related Agreement shall have occurred, and there shall have been no modification of the Management Stock Purchase Agreement other than pursuant to Section 10.2 thereof without the consent of Alleghany, and there shall be no modification of the Stock Purchase Related Agreement other than pursuant to
Section 33 thereof without the consent of Continental; provided, however, that the failure of the persons listed in
Section 1.2 hereof to purchase not more than one-half of the shares of Common Stock of NHC that they were obligated to purchase in the aggregate pursuant to the Management Stock Purchase Agreement shall not be deemed to be a failure of the foregoing condition.

          9.8.  Tax Sharing Agreement.  On or prior to the
Closing Date, Continental, URHC, URC, NHC, Risk Managers,
Underwriters Reinsurance and Commercial Underwriters shall have entered into the Tax Sharing Agreement. The Tax
Sharing Agreement shall be in full force and effect on the Closing Date and there shall have been no modification of the Tax Sharing Agreement without the consent of Alleghany.

          9.9. California Tax Election. On or prior to the Closing Date, Alleghany and URC shall have executed and delivered to URC six copies of IRS Form 8023 (marked to indicate that it applies for California tax purposes only) for filing with the Franchise Tax Board of California pursuant to the California Bank and Corporation Tax Law Sections 24451 and 23051.5(g) to treat the sale of the stock of NHC as a sale of NHC's assets, as described in Section 338(h)(10) of the Code, for California tax purposes only.

10.  COVENANTS.

          10.1. Covenants Pending the Closing. From and after the date hereof and until the Closing Date each of the parties hereto agrees that, for purposes of this Section
10.1 the defined term "Companies" includes URHC and URC until but only until the actions to be taken pursuant to
Section 10.2(b) have been taken, and each of URHC and URC agrees that:

          (a)  Access to Properties, Books and Records.
Each of URHC and URC shall use its reasonable efforts to cause to be afforded upon reasonable notice to the officers, attorneys, accountants and other authorized representatives of Alleghany, free and full access during normal business hours to the Companies and to the employees, properties, books and records of each of the foregoing in order to afford Alleghany the opportunity to make such investigations of the affairs of the Companies as they deem desirable.
Each of URHC and URC shall use reasonable efforts to cause the Companies to furnish to Alleghany such information relating to their respective businesses and affairs (and which is reasonably available to the Companies) as Alleghany shall from time to time reasonably request. Alleghany will treat all information obtained as a result of its investigation as confidential in accordance with the provisions of the letter agreement dated June 4, 1993 between URHC and Alleghany. The parties agree that such letter agreement shall remain in full force and effect in accordance with its terms until the Closing, and that nothing contained herein shall limit Alleghany's covenants and agreements therein. In the event that the Closing shall not take place for any reason, Alleghany shall return or destroy all materials furnished and shall destroy all copies of such materials made by Alleghany, and agrees not to disclose to any third party any information contained therein or derived therefrom and not to use such information to the competitive disadvantage of URHC and its subsidiaries.

           (b) Carry On in Regular Course. Each of URHC and URC shall use its reasonable efforts to cause each of the Companies to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, and consistent with the representations and warranties set forth in Section 8 hereof. Each of URHC and URC shall use its reasonable efforts to cause each of the Companies not to, without the prior written consent of Alleghany, (i) enter into any written employment agreements or any other employment agreements which cannot be terminated by any of the Companies upon notice of sixty days or less without penalty or premium, or grant any bonuses to any of its employees or alter or increase the present compensation of its employees other than in the ordinary course of business consistent with past practice or in any way amend the current terms of the employee benefit plans applicable to its employees, except in each case (A) as required by law; (B) as provided on Schedule 10.1(b)(i) hereto; (C) as permitted under the Management Stock Purchase Agreement; (D) not later than two (2) business days before the Closing Date, the vesting of the stock appreciation rights under the Five Year Stock Equivalent Plan of UHRC may be accelerated and a liability for payment thereof may be accrued, pursuant to Section 10.2(f) hereof; (E) prior to December 1993, URHC may make employer matching contributions under the Incentive Savings Plan and the Supplemental Incentive Savings Plan for the 1993 plan year in an aggregate amount not to exceed $550,000, and URHC may accrue liabilities on its financial statements relating to the profit-sharing component of the Incentive Savings Plan and the Supplemental Incentive Savings Plan for the 1993 plan year in an aggregate amount of between $802,000 and $1,337,000; (F) prior to December 1993, URHC may determine and pay bonus awards under the Annual Management Incentive Plan to certain employees for 1993 based upon the applicable individual performance ratings for 1992; (G) prior to December 1993, URHC may terminate the Defined Benefit Retirement Plan and provide for the allocation and distribution of the vested benefits thereunder, and may amend the Supplemental Retirement Plan to provide for new payment options; and (H) URHC may make the payments to Steven H. Newman, Peter A. Bengelsdorf and Russell T. John required pursuant to letter agreements dated July 28, 1993 between URHC and each of such persons pursuant to Section 10.2(h) hereof; (ii) incur or contract for any capital expenditures in excess of $400,000 in the aggregate; (iii) except for actions pursuant to Section 10.1(j) hereof, make any material change in accounting methods or practices (including without limitation any change with respect to establishment of reserves for unearned premiums, losses (including without limitation incurred but not reported losses) and loss adjustment expenses, or any change in depreciation or amortization policies or rates adopted by
it), except as required by law, generally accepted accounting principles or statutory accounting practices prescribed or permitted for insurance companies by state regulatory authorities; (iv) declare, set aside or pay any dividend or other distribution in respect of the capital stock of any of the Companies except as set forth on
Schedule 10.1(b)(iv) hereto, or directly or indirectly redeem, purchase or otherwise acquire any of such stock except as permitted by this Agreement and the Management Stock Purchase Agreement; provided, however, that, except as may be required by the Shareholders Agreement with respect to a maximum of 22,162 shares of common stock of URHC owned by the persons in Section 1.2 hereof, URHC shall not declare, set aside or pay any dividend or other distribution in respect of its capital stock, and shall not directly or indirectly redeem, purchase or otherwise acquire any of its capital stock; or (v) do any other act which would render NHC unable to provide the certificate required by Section 8 hereof, or cause any representation or warranty of URHC, URC or any URHC Stockholder in this Agreement to be or become untrue in any material respect as of the date made or given or to be made or to be given.

          (c) Preservation of Organization. Each of URHC and URC shall use its reasonable efforts to cause each of the Companies to maintain its corporate existence and powers and its qualifications as a foreign corporation in any jurisdiction where it is so qualified and to maintain its books, accounts and records on a basis consistent with that of its prior periods and in a manner which permits presentation of information in accordance with generally accepted accounting principles. Each of URHC and URC shall use its reasonable efforts to cause each of the Companies to
(i) preserve intact its business organization, (ii) keep available to Alleghany its present key officers and employees, (iii) maintain all of its properties (except for obsolete property) in customary repair, order and condition,
(iv) take all steps reasonably necessary to maintain its intangible assets, and (v) preserve for Alleghany its relationships with its clients, suppliers and others having business relations with it.

          (d) No Mergers, Consolidations, Sale of Stock, Etc. URHC and URC will not and will not cause any of the Companies to, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of any Shares, the merger of any of the Companies with, or, except as permitted by this Agreement, the direct or indirect disposition of a significant amount of any of the Companies' assets or business to, any person other than Alleghany or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that URHC, URC or any URHC Stockholder receives a solicited or unsolicited offer for such a transaction or obtains information that such an offer is likely to be made, it will provide or will cause to be provided to Alleghany notice thereof as soon as practical after receipt thereof, including the identity of the prospective purchaser or soliciting party.

          (e) Reinsurance Agreements. URHC and URC shall use its reasonable efforts to cause the Companies not to, without the prior written approval of Alleghany, and except pursuant to commitments existing on the date hereof, (i) enter into or commit to enter into any commutation, loss portfolio transfer or other similar transaction, agreement or arrangement or series of related transactions, agreements or arrangements involving any assumed or ceded reinsurance of any of the Companies that involves payments to or from any of the Companies in an amount in excess of $2.5 million or (ii) enter into or commit to enter into any reinsurance or retrocession contract, treaty or other arrangement or series of contracts, treaties or other arrangements that create any liability in excess of $2.5 million.

          (f) Consent of Alleghany. Consents which may be given or withheld by Alleghany regarding the conduct of the business of the Companies prior to the Closing shall not constitute an undertaking, commitment or representation by Alleghany nor give rise to any obligation or liability of Alleghany with respect to the subject matter of such consent; provided, however, that nothing shall relieve
Alleghany of any obligation to act reasonably in connection with withholding its consent.

          (g)  Filings and Approvals.  URHC, URC, the URHC
Stockholders and Alleghany shall duly make all regulatory filings required to be made by each in respect of this Agreement or the transactions contemplated hereby.
Alleghany shall use its reasonable efforts to obtain, and each of URHC, URC, the URHC Stockholders and the Companies shall use its reasonable efforts to assist Alleghany in obtaining, all Alleghany Approvals.

          (h) Reasonable Efforts. Each of the parties hereto agrees to use its reasonable efforts to take such reasonable action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby as promptly as reasonably practicable. Subject to the satisfaction or waiver of the conditions precedent set forth herein, each of the parties hereto agrees to use its reasonable efforts to effectuate the Closing not later than one (1) day after the sale of shares of common stock of URHC by the GS Investors to Continental.

          (i) Publicity. Except as required by law, the parties agree to notify each other prior to issuing any press release or making any public statement regarding the transactions contemplated hereby, and will attempt to obtain the reasonable approval of the other parties prior to making such release or statement, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution of this Agreement and after the Closing Date.

          (j) Reserves. Alleghany may cause NHC to make such additional provisions to reserves immediately prior to the Closing as Alleghany and the President and Chief Executive Officer of NHC may by mutual agreement determine; provided, however, that any such additional provisions to reserves shall not be made until the satisfaction or waiver of the conditions precedent set forth herein and, provided further, that the making of any such additional provisions to reserves shall not be deemed to be a material adverse change in the business, financial condition or results of operations of the Companies taken as a whole as reflected in the Annual Financial Statements as at December 31, 1992.

          10.2.  Covenants on or Prior to the Closing Date.


          (a)  Organization and Capitalization of NHC.
Prior to the Closing Date, URHC and URC shall cause NHC to be organized by filing the form of charter for NHC set forth on Schedule 2.6(a) hereto with the Secretary of State of the State of Delaware, and shall cause NHC to issue to URC 9,282,130 shares of Common Stock of NHC, all in a manner consistent with the representations and warranties in this Agreement.

          (b) Rights, Assets and Liabilities. Immediately prior to the Closing, URHC and URC shall transfer to the Companies such rights, assets and liabilities possessed by URHC and URC as are necessary so that the Companies shall own at the Closing all of the rights, assets and liabilities owned by URHC, URC and the Companies immediately prior to such transfer, provided that the rights, assets and liabilities listed on Schedule 10.2(b)(i) hereto shall not be so transferred and the rights, assets and liabilities so transferred shall include without limitation those set forth on Schedule 10.2(b)(ii) hereto. Such transfers shall cause no diminution or impairment whatsoever of any such rights, assets or liabilities.

          (c) FIRPTA. On or prior to the Closing Date, each of URHC, URC and the URHC Stockholders shall provide
Alleghany with a certificate of its non-foreign status that meets the requirements of Section 1.1445-2(b)(2)(i) of the Treasury Regulations.

          (d) Credit Agreement. Alleghany agrees that it will enter into appropriate arrangements with URC and the lenders under the Credit Agreement (which may include refinancing provided directly by Alleghany) to release URC from all obligations under the Credit Agreement on or prior to the Closing Date. Each of Continental, URHC and URC agrees to cooperate with Alleghany to take such reasonable action as may be necessary or appropriate on or prior to the Closing Date in order to replace the Credit Agreement with substantially comparable arrangements.

          (e) Certain Expenses. Alleghany agrees that the Companies shall be liable for the reasonable expenses incurred by URHC, URC or any of the Companies in connection with the Registration Statement as set forth on Schedule 10.2(e) hereto, and the reasonable out-of-pocket expenses, including fees and disbursements of counsel, incurred by Goldman, Sachs & Co. as financial advisor to URHC and URC, not in excess of Two Million Dollars ($2,000,000) in the aggregate. Payment of such reasonable expenses identified on Schedule 10.2(e) hereto and such reasonable out-of-pocket expenses incurred by Goldman, Sachs & Co. shall be against documentation thereof which is reasonably acceptable to Alleghany.

          (f) SARs. URHC shall (i) terminate the Five Year Stock Equivalent Plan of URHC (the "SAR Plan") not later than two (2) business days before the Closing Date (the "SAR Termination Date"), (ii) cause all rights of all participants which are then outstanding under the SAR Plan (the "SAR Rights") to become fully vested and nonforfeitable, (iii) cause the amount payable to each participant in the SAR Plan with respect to the SAR Rights held by such participant to become fixed, due and payable as of the SAR Termination Date (the "Fixed SAR Amount"),
(iv) deem all such SAR Rights to be exercised as of the SAR Termination Date, and (v) cancel the SAR Rights of each participant under the SAR Plan as of the SAR Termination Date (subject only to the requirement that such participant receive payment of the applicable Fixed SAR Amount as soon as practicable after such SAR Termination Date).

          (g) Stock Options. URHC shall cause all stock options held by the Management Stockholders (as defined in the Management Stock Purchase Agreement) granted under the Underwriters Re 1987 Stock Option Plan (the "Option Plan") that are not currently exercisable to become exercisable not later than two (2) business days before the Closing Date and shall cause each of the Management Stockholders to exercise any and all of the stock options granted to such Management Stockholder under the Option Plan that are then outstanding not later than two (2) business days before the Closing Date in accordance with the terms of any applicable Nonstatutory Stock Option Agreement entered into between URHC and a Management Stockholder.

          (h) On or before the Closing Date, Continental shall contribute to URHC an amount in cash equal to the aggregate amount payable by URHC pursuant to letter agreements dated July 28, 1993 between URHC and each of Steven H. Newman, Peter A. Bengelsdorf and Russell T. John.

          10.3.  Additional Covenants.

          (a) Further Assurances. Each of URHC, URC and the URHC Stockholders agrees, severally and not jointly, that it will from time to time at and subsequent to the Closing Date, at the request of Alleghany and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Alleghany may reasonably request in order more effectively to convey, assign, transfer to and vest in Alleghany, or any of Alleghany's wholly owned subsidiaries designated hereunder, (i) the Shares and the right to operate the businesses of the Companies, and
(ii) all of the rights, assets and liabilities of URHC and URC which are to be transferred to the Companies as provided in this Agreement.

          (b) Non-Solicitation. Each of Continental, URHC and URC agrees that, for a period of three years after the Closing Date, it will not participate or engage, directly or indirectly, in the solicitation for employment with an employer other than the Companies of any of the current employees of URHC, URC or any of the Companies and, except as set forth on Schedule 10.3(b) hereto, Goldman, Sachs & Co. agrees that, for a period of three years after the Closing Date, neither the Principal Investment Area nor the Investment Banking Division of Goldman, Sachs & Co. will participate or engage, directly or indirectly, in the solicitation for employment with an employer other than the Companies of any of the employees of URHC, URC or any of the Companies listed on Schedule 8.15 hereto; provided, however, that such solicitation may be made by those entities that are subject to the foregoing prohibitions with respect to employees covered by the foregoing prohibitions who (i) are terminated by any of the Companies but not earlier than fifteen (15) months after such termination, or (ii) resign from such employ but not earlier than two years after such resignation.

          (c) California Tax Election. URC and Alleghany agree to (i) cooperate in the preparation of revisions to Form 8023 (as described in Sections 7.11 and 9.9) to make any necessary corrections, amendments or supplements thereto which are mutually acceptable to URC and Alleghany and
(ii) file jointly such Form with the Franchise Tax Board of California on or before the fifteenth day of the ninth month beginning after the Closing Date.

          (d) Change of Name. Each of URHC and URC agrees to change its name immediately after the Closing Date to a name that does not use the word "Underwriters," and agrees not to use the word "Underwriters" in its name thereafter.

11.  TERMINATION, AMENDMENT, WAIVERS.

          11.1.  Termination.  At any time prior to the
Closing Date, this Agreement may be terminated:

          (i) by mutual written consent of the parties hereto;

          (ii) by Alleghany at any time after December 31, 1993, if any of the conditions set forth in Articles 7 and 8 hereof have not been met and have not been waived in writing by Alleghany; or

          (iii)  by URHC, URC or any of the URHC
     Stockholders at any time after December 31, 1993, if any of the conditions set forth in Article 9 hereof have not been met and have not been waived in writing by each of URHC, URC or the URHC Stockholders.

In the event of any termination pursuant to this Section 11.1, this Agreement shall thereupon become void and of no further force or effect (other than the obligations of Alleghany pursuant to Section 10.1(a) hereof, the agreement of Continental pursuant to Section 13.2 hereof, and the obligations of all parties hereto pursuant to Sections 12.2 and 12.3 hereof, which shall in each case continue in full force and effect) and there shall be no liability for breach of any representation, warranty, covenant or agreement contained herein or for indemnification under Sections 12.2(a), 12.2(b), 12.2(c), 12.2(d) or 12.3 hereof on account of any breach of any representation, warranty, covenant or agreement contained herein, on the part of any party hereto or their respective officers, directors or partners in respect thereof, except for any breach of the agreement of Continental set forth in Section 13.2 hereof and except for a willful breach by such party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement which results in such termination.

          11.2. Amendment. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered on behalf of each of the parties hereto.

          11.3. Waivers. The representations, warranties, covenants or conditions of this Agreement may be waived only by a written instrument executed by the party so waiving. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or breach of any term, covenant, agreement, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other term, covenant, agreement, representation or warranty contained in this Agreement.

12.  INDEMNIFICATION.

          12.1. Survival of Representations, Etc. The representations and warranties, covenants and obligations of each of URHC, URC, the URHC Stockholders and Alleghany contained herein shall not survive the Closing Date, except that the representations and warranties contained in Section
2.1 (Title to Shares), Section 2.7 (Capital Stock), Section
2.8 (Rights, Assets and Liabilities), Section 3.2 (Transactions with URHC Stockholders) and Section 4.3 (Reinsurance Agreements with Continental), the covenants contained in Section 10.3 and the agreement of Continental contained in Section 13.2, shall survive the Closing Date, without regard to any investigation made by the parties hereto (provided that Section 10.3(b) shall survive only for a period of four years after the Closing Date). Notwithstanding the foregoing, the provisions of this
Section 12 shall survive the Closing.

          12.2.  Indemnification.  (a)  Each URHC
Stockholder shall, severally and not jointly, indemnify Alleghany and each of the Companies and their affiliates for any damage, claim, liability or expense, including without limitation, interest, penalties and reasonable attorneys' fees, but excluding lost profit and consequential damages (collectively "Damages"), arising out of (i) in the event of a Closing, the breach of any representation, warranty or covenant of such URHC Stockholder contained in this Agreement which survives the Closing, and (ii) in the event that a Closing does not take place, the willful breach of any representation, warranty, covenant or agreement of such URHC Stockholder contained in this Agreement.

          (b) Continental shall indemnify Alleghany and each of the Companies and their affiliates for any Damages arising out of (i) in the event of a Closing, the breach of any representation, warranty or covenant of URHC or URC contained in this Agreement which survives the Closing, and
(ii) in the event that a Closing does not take place, the willful breach of any representation, warranty, covenant or agreement of URHC or URC contained in this Agreement.

          (c)  Each of URHC and URC shall indemnify
Alleghany and each of the Companies and their affiliates for any Damages arising out of (i) in the event of a Closing, the breach of any representation, warranty or covenant of URHC or URC contained in this Agreement which survives the Closing, and (ii) in the event that a Closing does not take place, the willful breach of any representation, warranty, covenant or agreement of URHC or URC contained in this Agreement.

          (d) Alleghany shall indemnify each of URHC, URC and the URHC Stockholders for any Damages arising out of the willful breach of any representation, warranty, covenant or agreement of Alleghany contained in this Agreement in the event that a Closing does not take place.

          (e) Other than with respect to such tax matters as are provided for in the Tax Sharing Agreement, Continental shall indemnify Alleghany and each of the Companies for any Damages or diminution or impairment of any rights or assets of URHC, URC or the Companies, or any benefits possessed by URHC, URC or the Companies, immediately prior to the transfer, arising out of
(i) Alleghany's purchase of the Shares that Alleghany or any of the Companies would not have incurred or suffered if Alleghany had acquired about 93 percent of the outstanding capital stock of URHC at the Closing (which percentage includes the stock of URHC to have been acquired from the management stockholders), and no changes had occurred in the ownership of URHC capital stock prior to the Closing, and
(ii) the Companies having been majority-owned subsidiaries of Continental prior to the Closing, including without limitation liabilities of Continental and its affiliates arising under Section 414 of the Code or Section 4001 of ERISA.

          12.3.  Indemnification Procedures.

          (a) Any party hereto entitled to indemnification pursuant to Section 12.2 (the "Indemnitee") shall promptly notify the party or parties responsible for such indemnification (the "Indemnitor") if the Indemnitee becomes aware of any Damages with respect to which indemnity may be asserted; and the failure to give such notice promptly shall not relieve the Indemnitor of its obligations hereunder except to the extent the Indemnitor is prejudiced thereby. Promptly after (x) the receipt by an Indemnitee of notice under Section 12.2 of any third party claim or (y) the commencement of any action or proceeding, the Indemnitee will, if a claim with respect thereto is to be made against the Indemnitor, give the Indemnitor written notice in reasonable detail of such claim or the commencement of such action or proceeding and shall permit the Indemnitor to assume the defense of any such claim or any litigation resulting from such claim. Failure by the Indemnitor to notify the Indemnitee of its election to defend any such action within a reasonable time, but in no event more than thirty days after notice thereof shall have been given to the Indemnitor, shall be deemed a waiver by the Indemnitor of its right to defend such action.

          (b) If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnitor as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding Indemnitee harmless from and against any and all losses, damages and liabilities caused by, arising out of or relating to any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitee may participate, at its expense, in the defense of such claim or litigation provided that the Indemnitor shall direct and control the defense of such claim or litigation. The Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement other than a judgment or settlement involving only the payment of money, except with the written consent of Indemnitee, which consent shall not be unreasonably withheld.

          (c)  If the Indemnitor shall not assume the
defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate. The Indemnitee shall not enter into any settlement of such claim or litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all reasonable expenses, legal or otherwise, incurred by the Indemnitee in connection with the defense against or settlement of such claims or litigation. If no settlement of such claim or litigation is made, the Indemnitor shall promptly reimburse the Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and of all reasonable expenses, legal or otherwise, incurred by the Indemnitee in the defense of such claim or litigation.

          (d) No indemnification amount shall be payable by any Indemnitor to an Indemnitee pursuant to Section 12 until such time that the aggregate Damages subject to indemnification hereunder by such Indemnitor exceeds $500,000, but then in an amount of the aggregate Damages including such $500,000; provided, however, that the foregoing threshold amount shall not apply in respect of Damages arising out of the breach of Sections 2.8 and 10.3(a) hereof or amounts claimed under Section 12.2(e) hereof, and such Damages shall not be considered in determining whether the foregoing threshold amount has been met. For purposes of the immediately preceding sentence (but not for purposes of any other provision of Section 12), the GS Investors shall be considered one Indemnitor or one Indemnitee, as applicable, and Continental, URHC and URC shall be considered one Indemnitor or one Indemnitee, as applicable. No indemnification amount shall be payable by
(i) any of the GS Investors pursuant to Section 12 in an amount in excess of the amount received for the URHC Shares currently held by the GS Investors; or (ii) all of URHC, URC and Continental pursuant to Section 12 in an amount in excess of the Cash Consideration; provided, however, that there shall be no limit on any indemnification amount payable by Continental pursuant to Section 12.2(e)(ii). No indemnification amount shall be payable to all of URHC, URC and the URHC Stockholders pursuant to Section 12 in an amount in excess of the Cash Consideration.

13.  MISCELLANEOUS PROVISIONS.

          13.1. No Implied Representations, Etc. None of URHC, URC or any URHC Stockholder has made or shall be deemed to have made any representation, warranty, covenant or agreement with respect to the Companies or the transactions contemplated hereby or otherwise in connection herewith (including, without limitation, any warranty of merchantability or fitness for a particular purpose) except as expressly set forth herein, and no such representation, warranty, covenant or agreement shall be implied in any provision of this Agreement or otherwise. No representation, warranty, covenant or agreement has been made or shall be deemed to be made by URHC, URC or any URHC Stockholder or implied with respect to any oral or written statement made, document delivered or instrument executed by any of them, any of the Companies or any other person except for such representations, warranties, covenants and agreements made by it and expressly set forth as such in this Agreement. Without limiting the generality of the foregoing, none of URHC, URC or any URHC Stockholder makes any representation or warranty as to whether the statements set forth in Section 8 hereof are or will be true or whether the conditions set forth in Sections 7 and 8 hereof, or any of them, are or will be satisfied. Nothing in this Section
13.1 shall relieve any of URHC, URC or any URHC Stockholder from any liability it would otherwise have under the federal securities laws for, or in respect of, any untrue statement of a material fact, or failure to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading in connection with the transactions contemplated by this Agreement.

          13.2. Expenses. Whether or not the Closing takes place and regardless of whether this Agreement is terminated, each party hereto shall pay all of the costs and expenses incurred by it in connection with this Agreement or in consummating the transactions contemplated hereby (including, without limitation, disbursements and expenses of its attorneys, accountants and advisors); provided, however, that Continental agrees to pay all reasonable out-of-pocket expenses incurred by each of Alleghany and the Companies on or prior to the Closing Date relating to the purchase of the Shares that would not have been incurred if Alleghany had acquired about 93 percent of the outstanding capital stock of URHC at the Closing (which percentage includes the stock of URHC to have been acquired from the management stockholders), and no changes had occurred in the ownership of URHC capital stock prior to the Closing, as reasonably determined by Alleghany. Schedule 13.2 sets forth firms engaged by Alleghany that Alleghany believes have provided services for which payment by Continental will be required pursuant to this Section 13.2. Payment of such reasonable expenses shall be against documentation thereof which is reasonably acceptable to Continental.

          13.3.  Notices.  All notices or other
communications required or permitted under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery personally, by facsimile transmission, or by registered, certified or express mail, postage prepaid, addressed as follows:

          If to Alleghany, to

               Theodore E. Somerville, Esq.
               Vice President and General Counsel
               Alleghany Corporation
               Park Avenue Plaza
               New York, New York 10055

               Facsimile:  (212) 759-8149

          with a copy to

               Robert M. Hart, Esq.
               Donovan Leisure Newton & Irvine
               30 Rockefeller Plaza
               New York, New York 10112

               Facsimile:  (212) 632-3315

          If to Continental, to

               William F. Gleason, Esq.
               Senior Vice President, General Counsel
                 and Secretary
               The Continental Corporation
               180 Maiden Lane
               New York, New York 10038

               Facsimile:  (212) 440-7982

          with a copy to

               Deborah F. Stiles, Esq.
               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022

               Facsimile:  (212) 909-6836

          If to the GS Investors, to

               Goldman, Sachs & Co.
               85 Broad Street
               New York, New York 10004

               Attention:  General Counsel

               Facsimile:  (212) 902-3876

          with a copy to

               Frank H. Golay, Jr., Esq.
               Sullivan & Cromwell
               444 South Flower Street
               Los Angeles, California  90071

               Facsimile:  (213) 683-0457

          If to URHC or URC, to

               Mr. Steven H. Newman
               Underwriters Re Holdings Corp.
               22801 Ventura Boulevard
               Woodland Hills, California  91364

               Facsimile:  (818) 225-8915

          with copies to Continental,
          the GS Investors, Debevoise &
          Plimpton and Sullivan & Cromwell
          at the addresses set forth above,
          and to

               John A. Willett, Esq.
               Arnold & Porter
               399 Park Avenue
               New York, New York  10022

               Facsimile:  (212) 715-1399

Any party may change the person and addresses to which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

          13.4.  Entire Agreement.  Except as otherwise
provided herein, this Agreement, together with the exhibits and schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          13.5. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13.6. No Assignment. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of the other party, except that Alleghany shall be permitted, without such consent, to assign any of its rights hereunder (but not to delegate any of its obligations hereunder) to any of its wholly owned domestic subsidiaries (provided that Alleghany may not, following such assignment to such a subsidiary, transfer or dispose of such subsidiary, or any equity interest therein, to any third party without the express prior written consent of each of URHC, URC and the URHC Stockholders).

          13.7.  Goldman, Sachs & Co. Advisory Fee.
Immediately prior to the Closing, NHC or Underwriters
Reinsurance shall pay to Goldman, Sachs & Co. an advisory fee in an amount equal to 1.25 percent of the Cash
Consideration, in respect of the transactions contemplated by this Agreement.

          13.8. Liability Only for Willful Breach. In the event that a Closing does not take place, there shall be no liability hereunder for breach of any representation, warranty, covenant or agreement contained herein, on the part of any party hereto or their respective officers, directors or partners in respect thereof, except for any breach of the agreement of Continental set forth in Section
13.2 hereof and except for a willful breach by such party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          13.9.  Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, except (a) matters related to the validity of corporate or partnership action, which shall be governed by the laws of the state or other jurisdiction of organization of the relevant corporation or partnership and (b) matters related to compliance of the transactions contemplated hereby with applicable insurance regulatory statutes, which shall be governed by the laws of the state or other jurisdiction the insurance regulatory statutes of which apply.

          13.10. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          13.11. Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on the date first above written.

                            ALLEGHANY CORPORATION



                            By  /s/David B. Cuming

Attest:


By  /s/John E. Conway
    Secretary



                            THE CONTINENTAL CORPORATION



                            By  /s/Wayne Fisher

Attest:


By  /s/Deborah B. LaCivita
    Asst. Secretary


                            STONE STREET FUND 1986
                            BY: Stone Street Advisors Corp.,
                                General Partner


                            By  /s/Richard A. Friedman
                                Vice President

Attest:


By  /s/Carla Skodinski


                            STONE STREET FUND 1987
                            BY: Stone Street Capital Corp.,
                                General Partner


                            By  /s/Richard A. Friedman
                                Vice President

Attest:


By  /s/Carla Skodinski


                            BROAD STREET INVESTMENT FUND I, L.P.
                            BY: Goldman, Sachs & Co.,
                                General Partner


                            By  /s/Richard A. Friedman
                                Partner

Attest:


By  /s/Carla Skodinski


                            BRIDGE STREET FUND 1986
                            BY: Stone Street Advisors Corp.,
                                Managing General Partner


                            By  /s/Richard A. Friedman
                                Vice President

Attest:


By  /s/Carla Skodinski

                            BRIDGE STREET FUND 1987
                            BY: Stone Street Capital Corp.,
                                Managing General Partner


                            By  /s/Richard A. Friedman
                                Vice President

Attest:


By  /s/Carla Skodinski


                            GOLDMAN, SACHS & CO.


                            By  /s/Richard A. Friedman
                                General Partner

Attest:


By  /s/Carla Skodinski



                            UNDERWRITERS RE HOLDINGS CORP.



                            By  /s/Peter A. Bergelsdorf


Attest:


By  /s/Pamela Falzone
         Secretary


                            UNDERWRITERS RE CORPORATION



                            By  /s/Peter A. Bengelsdorf


Attest:


By  /s/Pamela Falzone
         Secretary



                        LISTS OF EXHIBITS


Exhibit             Description

   A           Management Stock Purchase Agreement
   B           Stock Purchase Related Agreement
   C           Debevoise & Plimpton Opinion
   D           Continental Opinion
   E           Sullivan & Cromwell Opinion
   F           Goldman, Sachs & Co. Opinion
   G           Arnold & Porter Opinion
   H           Buchalter, Nemer, Fields & Younger Opinion
   I           Roussos, Hage & Hodes Opinion
   J           Tax Sharing Agreement
   K           Loan Agreement
   L           Donovan Leisure Newton & Irvine Opinion



                        LIST OF SCHEDULES


Schedule            Description

  2.3          URHC and URC Consents and Approvals
  2.5          NHC Subsidiaries
  2.6(a)       Form of Charter and By-laws of NHC
  2.6(b)       Officers and Directors of NHC
  2.7          Capital Stock
  3.1          URHC Stockholder Consents and Approvals
  3.2          Transactions with URHC Stockholders
  3.3          URHC Stockholder Brokers
  6.3          Alleghany Approvals
  8.1          The Companies
  8.2          Officers and Directors of the Companies
  8.4          Companies Consents and Approvals
  8.5          Compliance and Licenses
  8.7          Investments and Other Assets
  8.9          Material Contracts
  8.10         Accounting Practices
  8.11         Litigation
  8.12(a)      Tax Filings
  8.12(b)      Payment of Taxes
  8.12(d)      Undisclosed Tax Positions
  8.13         Employee Benefit Plans
  8.14         Agencies
  8.15         Employees
  8.15(a)      Active Employees
  8.16         Insurance Policies
  8.17         Companies Brokers
  8.18         Transactions with Affiliates
  8.19         Regulatory Filings
  8.20         Changes to the Registration Statement
  8.24         Dividends
  10.1(b)(i)   Permitted Modifications to Employment Agreements
  10.1(b)(iv)  Dividends between the Date of the Agreement and
               Closing
  10.2(b)(i)   Rights, Assets and Liabilities Not to be Held by
               the Companies on the Closing Date
  10.2(b)(ii)  Certain of the Rights, Assets and Liabilities to
               be Held by the Companies on the Closing Date
  10.2(e)      Registration Statement Expenses and Goldman,
               Sachs Co. Expenses
  10.3(b)      Non-Solicitation
  13.2         Alleghany Firms